EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-56577, 333-09867, 333-34543, 333-34651, 333-38163, 333-40677, 333-40675, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-102920, 333-108639, 333-109303, 333-111968, 333-114550, 333-114551, 333-122586 and 333-127063; and Form S-3 Nos. 333-81101 and 333-63716) of Sun Microsystems, Inc. of our reports dated September 12, 2005, with respect to the consolidated financial statements of Sun Microsystems, Inc., Sun Microsystems, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sun Microsystems, Inc., included in this Annual Report (Form 10-K) for the year ended June 30, 2005.

/s/    ERNST & YOUNG LLP

San Jose, California

September 12, 2005